Exhibit 10(a)

Maker	DELTA NATURAL GAS COMPANY, INC.
		BB&T	9580219605
Address	3617 LEXINGTON RD.		Customer Number
WINCHESTER, KY 40391-0000
00003
		MODIFICATION AGREEMENT	Note Number

$ 40,000,000.00	10/31/2002	$40,000,000.00	6/30/2009
Original Amount of Note	Original Date	Modification Amount	Modification Date

This Modification Agreement (hereinafter “Agreement”) is made and entered into this 30th day of June, 2009, by and between DELTA NATURAL GAS COMPANY, INC., maker(s), co-maker(s), endorser(s), or other obligor(s) on the Promissory Note (as defined below), hereinafter also referred to as “Borrower”; and Branch Banking and Trust Company, a North Carolina banking corporation, hereinafter referred to as “Bank”.

Witnesseth: Whereas, Borrower has executed and delivered to Bank the following documents (collectively, the “Loan Documents”):

(a) a Promissory Note payable to Bank, which Promissory Note includes the original Promissory Note and Addendum dated as of October 31, 2002, in the face principal amount of $40,000,000.00 and all renewals, extensions, substitutions and modifications thereof, including without limitation the Modification Agreement dated October 31, 2003, the Modification Agreement dated October 31, 2004: the Modification Agreement dated August 12, 2005; and the Modification Agreement dated October 31, 2007, collectively "Promissory Note", said Promissory Note being more particularly identified by description of the original note above;

(b) a Loan Agreement dated October 31, 2002 (hereinafter “Loan Agreement”); and

Borrower and Bank agree that said Loan Documents be modified only to the limited extent as is hereinafter set forth; that all other terms, conditions, and covenants of the Loan Documents remain in full force and effect, and that all other obligations and covenants of Borrower, except as herein modified, shall remain in full force and effect, and binding between Borrower and Bank;

NOW THEREFORE, in mutual consideration of the premises, the sum of Ten Dollars ($10) and other good and valuable consideration, each to the other parties paid, the parties hereto agree that

1.	The Promissory Note is amended as hereinafter described:

INTEREST RATE, PRINCIPAL AND INTEREST PAYMENT TERM MODIFICATIONS (To the extent no change is made, existing terms continue. Sections not completed are deleted)

a	Principal and interest are payable as follows:

[ X ]	Principal (plus any accrued interest not otherwise scheduled herein) is due in full at maturity on 6/30/2011.

[ X ]	Accrued interest is payable Monthly continuing on July 31, 2009 and on the same day of each calendar period thereafter, with one final payment of all remaining interest due on June 30, 2011.

b.

The eighth grammatical paragraph on page 1 of the Promissory Note is hereby amended and restated so as to read in its entirety as follows: “This note (‘Note’) is given by the Borrower in connection with a Loan Agreement between the Borrower and the Bank dated October 31, 2002 (as amended by that certain Modification Agreement between the Bank and the Borrower dated October 31, 2003; that certain Modification Agreement between the Bank and the Borrower dated October 31, 2004; that certain Modification Agreement between the Bank and the Borrower dated August 12, 2005; that certain Modification Agreement between the Bank and the Borrower dated October 31, 2007; and that certain Modification Agreement between Bank and the Borrower dated June 30, 2009) all as executed by the Borrower.”

2.	The Addendum to Promissory Note is amended as hereinafter described:

The definition of “Adjusted LIBOR Rate” is hereby amended and restated so as to read in its entirety as follows: “Adjusted LIBOR Rate means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) by adding (i) 30-day LIBOR plus (ii) 1.50 percent (1.50%) per annum, which shall be adjusted monthly on the first day of each month for each LIBOR Interest Period. If the first day of any month falls on date when the Bank is closed, the Adjusted LIBOR Rate shall be determined as of the last preceding business day. The Adjusted LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Bank shall receive the same yield.”

3.	The Loan Agreement is amended as hereinafter described:

In the paragraph on page 1 of the Loan Agreement, titled “Line of Credit”, the date “October 31, 2003” is hereby deleted and the date “June 30,

2011” is inserted in lieu thereof.

If the Promissory Note and Loan Agreement being modified by this Agreement is signed by more than one person or entity, the modified Promissory Note shall be the joint and several obligation of all signers and the property and liability of each and all of them. It is expressly understood and agreed that this Agreement is a modification only and not a novation. The original obligation of the Borrower as evidenced by the Promissory Note above described is not extinguished hereby. It is also understood and agreed that except for the modification(s) contained herein said Promissory Note, and any other Loan Documents or Agreements evidencing, securing or relating to the Promissory Note and all singular terms and conditions thereof, shall be and remain in full force and effect. This Agreement shall not release or affect the liability of any co-makers, obligors, endorsers or guarantors of said Promissory Note. Borrower and Debtor(s)/Grantor(s), if any, jointly and severally consent to the terms of this Agreement, waive any objection thereto, affirm any and all obligations to Bank and certify that there are no defenses or offsets against said obligations or the Bank, including without limitation the Promissory Note. Bank expressly reserves all rights as to any party with right of recourse on the aforesaid Promissory Note.

Borrower agrees that the only interest charge is the interest actually stated in the Promissory Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under the Promissory Note, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with the Promissory Note and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, statutory attorneys' fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with the Promissory Note and the loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Promissory Note(s) as permitted by applicable law.

In the words "Prime Rate", "Bank Prime Rate", "BB&T Prime Rate", "Bank's Prime Rate" or "BB&T's Prime Rate" are used in this Agreement, they shall refer to the rate announced by the Bank from time to time as its Prime Rate. The Bank makes loans both above and below the Prime Rate and uses

Exhibit 10(a)

indexes other than the Prime Rate. Prime Rate is the name given a rate index used by the Bank and does not in itself constitute a representation of any preferred rate or treatment.

Unless otherwise provided herein, it is expressly understood and agreed by and between Borrower. Debtor(s)/Grantor(s) and Bank that any and all collateral (including but not limited to real property, personal property, fixtures, inventory, accounts, instruments, general intangibles, documents, chattel paper, and equipment) given as security to insure faithful performance by Borrower and any other third party of any and all obligations to Bank, however created, whether now existing or hereafter arising, shall remain as security for the Promissory Note as modified hereby.

It is understood and agreed that if Bank has released collateral herein, it shall not be required or obligated to take any further steps to release said collateral from any lien or security interest unless Bank determines, in its sole discretion, that it may do so without consequence to its secured position and relative priority in other collateral; and unless Borrower bears the reasonable cost of such action. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same, or of any other right on any further occasion. Each of the parties signing this Agreement regardless of the time, order or place of signing waives presentment, demand, protest, and notices of every kind, and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there is available to the Bank collateral for the Promissory Note, as amended, and to the additions or releases of any other parties or persons primarily or secondarily liable. Whenever possible the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provisions shall be ineffective to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the same state which governs the interpretation and enforcement of the Promissory Note.

From and after any event of default under this Agreement, the Promissory Note, or any related deed of trust, security agreement or loan agreement, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the Commonwealth of Kentucky; and further that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate until such principal and interest have been paid in full. Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

DELTA NATURAL GAS COMPANY, INC.

By /s/Glenn R. Jennings
Glenn R. Jennings, President

BRANCH BANKING AND TRUST COMPANY

By /s/W. Harvey Coggin
W. Harvey Coggin, Senior Vice President